EXHIBIT 16.1

                                                           Deloitte & Touche LLP
                                                             200 Berkeley Street
                                                           Boston, MA 02116-5022
                                                                             USA

                                                             Tel: 1 617 437 2000
                                                             Fax: 1 617 437 2111
                                                                www.deloitte.com

October 20, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4 of Beacon Power Corporation's Form 8-K/A dated October 29, 2004, and we agree with the statements made therein, except paragraph (b) on which we have no basis to agree or disagree.

Yours truly,
/s/Deloitte & Touche LLP